UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-1023344 (I.R.S. Employer Identification No.)

10 Water Street Enfield, CT (Address of Principal Executive Offices)	06082 (Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-162376

       (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

STR Holdings, Inc., the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to the filing of this registration statement, STR Holdings (New) LLC was converted into a Delaware corporation and renamed STR Holdings, Inc., as described under the heading “Corporation Reorganization” in the Registrant’s Registration Statement on Form S-1 (File No. 333-162376), originally filed with the Securities and Exchange Commission on October 7, 2009, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of Registrant’s Registration Statement on Form S-1 (File No. 333-162376), originally filed with the Securities and Exchange Commission on October 7, 2009, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STR Holdings, Inc.

Dated:	November 5, 2009	By:	/s/ Barry A. Morris
		Name:	Barry A. Morris
		Title:	Executive Vice President and Chief Financial Officer